UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pluckemin Way, Suite 103

Bedminster NJ 07921

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“TYME”).

Item 7.01. Regulation FD Disclosure.

As previously announced, TYME will be presenting its poster “Oral SM-88 plus MPS: an effective yet less toxic treatment option in second-line advanced pancreatic cancer? Final Phase II/III study results” at the 2022 American Society of Clinical Oncology (“ASCO”) Gastrointestinal Cancer Symposium, which is being held both online and in person in San Francisco, CA from January 20-22, 2022. TYME’s presentation is scheduled to take place at 3:05 p.m. Eastern Standard Time on January 21, 2022.

In the poster, TYME presents the final results of Part 1 of its multicenter, prospective open-label trial, TYME-88-Panc, studying SM-88 in late-stage patients with advanced pancreatic cancer. As previously disclosed, TYME has discontinued the TYME-88-Panc trial and, accordingly, will not be presenting any further results, including results of Part 2 of the Study.

Additional information on the meeting can be found on the ASCO 2022 Gastrointestinal Cancers Symposium website at https://conferences.asco.org/gi/program. Information on ASCO’s website is not incorporated by reference herein. A copy of the poster is available on our website at https://tymeinc.com/data-publications/scientific-presentations/default.aspx?_ga=2.14989942.1910725466.1642085084-49066985.1641324922.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: January 18, 2022	By:	/s/ James Biehl
James Biehl, Chief Legal Officer